Exhibit 10.18

MODIFICATION AGREEMENT

          THIS AGREEMENT is made as of the 28th day of December, 2009, by and between ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), and IMAGE SENSING SYSTEMS, INC., a Minnesota corporation (“Borrower”).

RECITALS:

          i.         Borrower and Bank have heretofore entered into a certain Loan Agreement dated as of the 1st day of May, 2008 (the “Loan Agreement”), pursuant to which the Bank agreed to provide to Borrower a Line of Credit of up to $5,000,000.00 and a Loan in the amount of $3,000,000.00. All capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

ii. The Loan has been repaid and the Borrower has requested that the Bank provide a new term loan in the amount of $4,000,000.00.

          iii.        Bank is willing to agree to the foregoing request of Borrower but only upon the terms and conditions hereinafter set forth and in reliance on the warranties and representations of Borrower contained herein.

AGREEMENTS:

In consideration of the matters stated in the foregoing Recitals and the covenants hereinafter set forth, the parties hereto agree as follows:

          1.          To induce Bank to enter into this Agreement, Borrower warrants and represents to Bank as follows:

                       A.       The Recitals set forth above are each true and correct.

                       B.        The Loan Agreement is, and as modified herein shall be, valid, binding and enforceable.

                       C.        Borrower has no defenses, set-offs, claims or rights of recoupment against its obligations to pay to Bank the outstanding balance of the Line of Credit.

                       D.       All of the representations and warranties set forth in Section 3 of the Loan Agreement are true and correct as though made on the date of this Agreement and as though applicable to this Agreement in the same manner as they were applicable to the Loan Agreement.

          2.         To provide for a new term loan to Borrower, section 2 of the Loan Agreement is hereby amended and restated to provide in full as follows:

“2. LOAN. Borrower agrees to borrow from Bank and Bank agrees to loan to Borrower the sum of Four Million Dollars ($4,000,000.00) (the “Loan”) pursuant to the terms and conditions of this Agreement.

A. Subject to earlier repayment pursuant to the terms of section 2.F below, the Loan shall mature and become due and payable in full on December 31, 2012 (the “Loan Maturity Date”).

           B.          Prior to the Loan Maturity Date, principal and accrued interest on the Loan shall be due and payable in installments commencing on the 31st day of March, 2010, and continuing on the last day of each successive June, September, December and March thereafter, each of which installments shall be an amount equal to the sum of:

(i) all accrued and unpaid interest on the Loan as of the due date of the payment;

(ii) on each of March 31, 2010, and June 30, 2010, a principal payment in the amount of $100,000.00; and

(iii) commencing with the installment due on September 30, 2010, and continuing for each installment thereafter, a principal payment in the amount of $380,000.00.

All accrued interest and unpaid principal, if any, shall be due and payable in full on the aforesaid Loan Maturity Date.

          C.          The interest rate on the outstanding balance of the Loan shall be an annual rate equal to the greater of (i) 4% or (ii) the sum of 3.75% plus the one-month LIBOR Rate (as defined below). The initial one-month LIBOR Rate shall be that one-month LIBOR Rate in effect on the first business day of the month in which this Agreement is dated. The one-month LIBOR Rate shall be reset on the first day of each succeeding month thereafter (each a “Determination Date”). The term “LIBOR Rate” means the per annum rate in the Money Rates column or section of The Wall Street Journal (Midwest Edition) as the London Interbank Offered Rates (LIBOR) for loans of one month maturities as of the first Business Day of each month, and the LIBOR Rate shall change on the first Business Day of each month. If The Wall Street Journal ceases publication of the LIBOR Rate, the LIBOR Rate shall be determined by the Bank from such other source as the Bank reasonably selects. If the LIBOR Rate is not readily available to the Bank from another source, the Bank shall have the right to choose a reasonably comparable index. If The Wall Street Journal or the replacement source publishes: (1) more than one LIBOR Rate, the higher or highest of the rates shall apply; or (2) a retraction or correction of a previously published LIBOR Rate, the LIBOR Rate reported in the retraction or correction shall apply. The determination of the LIBOR Rate shall be made by the Bank in its sole judgment and such determination shall be binding and conclusive on Borrower.

          1.          Upon the occurrence of and during the continuance of an Event of Default (as defined herein) and after the Loan Maturity Date (as defined herein) or such earlier date as the Loan shall be due and payable pursuant to section 2.F below, interest on the Loan shall be a rate which shall be 3% plus the rate which would otherwise be in effect.

2. All interest charged on the Loan shall be calculated daily on the basis of 1/360th of the applicable annual rates.

D. The Loan shall be further evidenced by a promissory note (the “Loan Note”) in the same form as the Promissory Note attached hereto as Exhibit 2.D.

          E.        The Loan may be prepaid, without premium or fee, in whole or in part at any time with partial prepayments in the minimum amount of $10,000.00. All prepayments of principal shall be applied to the payments due in reverse order of maturity commencing with the balance due at maturity.

          F.        Notwithstanding anything contained herein to the contrary, the Loan shall mature and be due and payable in full on May 31, 2010, unless all of the conditions set forth in Exhibit 2.F attached hereto (the “Early Payment Conditions”) shall be satisfied on or before that date.

3. The Loan Agreement is hereby amended by adding thereto as Exhibit 2.D the Promissory Note attached hereto as Exhibit 2.D.

4. Section 5 of the Loan Agreement is hereby amended by adding thereto the following new section:

            “H.      Minimum Liquidity. At all times unless and until all of the Early Payment Conditions, as defined in section 2.F of this Agreement, shall be satisfied, Borrower shall maintain liquid assets in the minimum amount of $6,000,000.00. Liquid assets shall consist only of cash, cash equivalents and marketable securities not subject to any liens or encumbrances except in favor of the Bank.”

          5.         The Bank shall have no obligation to disburse proceeds of the Loan to be made pursuant to this Agreement unless and until all of the following conditions shall have been fulfilled by Borrower or waived in writing by Bank:

A. Borrower shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

B. Borrower shall execute and deliver to Bank the new Loan Note.

C. Borrower shall pay to Bank a fee in the amount of $5,000.00, which fee shall be fully earned and nonrefundable upon execution of this Agreement by the Bank.

D. Borrower shall deliver to Bank certified resolutions of its Board of Directors authorizing its obtaining the Loan pursuant to this Agreement, and its performance of the covenants contained herein.

E. Borrower shall deliver to Bank a certificate of incumbency with respect to the persons authorized to execute this Agreement and the Loan Note.

          6.         All references in the Loan Agreement to the “Loan” shall mean and refer to the Loan to be granted pursuant to this Agreement. All references to the Loan Agreement in the Master Note, Loan Note and the Security Agreement executed by the Borrower shall be deemed to mean the Loan Agreement as amended by this Agreement.

7. Except as expressly modified and amended herein, all terms and provisions of the Loan Agreement shall be and remain in full force and effect.

8. Borrower shall, upon demand by Bank, reimburse Bank for all costs and expenses incurred by Bank in connection with this Agreement, including, but not limited to, the fees of Bank’s attorneys.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          10.        WAIVER OF JURY TRIAL: BORROWER AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND TO ANY OF THE DOCUMENTS RELATING HERETO, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IMAGE SENSING SYSTEMS, INC.
A Minnesota corporation

By:	/s/ Gregory R. L. Smith

Gregory R. L. Smith,
Treasurer and Chief Financial Officer

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Pfersch

Patrick Pfersch, Vice President